Consent of KPMG LLP                                           Exhibit 23.1

The Board of Directors
Owens & Minor, Inc.

We consent to incorporation by reference in the following Registration Statements of our report dated February 3, 1999, relating to the consolidated financial statements of Owens & Minor, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1998:

Registration                Registration
Statement                   Statement
Number       Description    Number       Description
----------------------------------------------------------
33-04536     Form S-8       33-65606     Form S-8
33-32497     Form S-8       333-58337    Form S-8
33-41402     Form S-8       333-58341    Form S-8
33-41403     Form S-8       33-44428     Form S-3
33-63248     Form S-8       333-58665    Form S-3


/s/ KPMG LLP
-------------------------
KPMG LLP

Richmond, Virginia
March 9, 1999